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                                                                      EXHIBIT 21

                                THE GEON COMPANY
                                  SUBSIDIARIES


                                                                 Jurisdiction of
NAME                                                             Incorporation
----                                                             -------------

1997 Chlor-Alkali Venture Inc.                                   Alabama
The Geon Company Australia Limited                               Australia
Auseon Limited                                                   Australia
Australian Vinyls Corporation (1)                                Australia
Wilflex Australasia PTY Ltd.                                     Australia
Diversified Compounders, Inc.                                    California
Geon Canada Inc.                                                 Canada
LP Holdings, Inc.                                                Canada
Geon Polimeros Andinos S.A. (2)                                  Colombia (6)
Resintech, S.A.                                                  Costa Rica
1999 General Compounding Partnership Inc.                        Delaware (6)
1999 Limited Compounding Partnership Inc.                        Delaware
1999 PVC Partner Inc.                                            Delaware (6)
Decillion Inc.                                                   Delaware (5)
Lincoln & Southern Railroad Company                              Delaware
Oxy Vinyls, LP (3)                                               Delaware (6)
PVC Powder Blends, LP (4)                                        Delaware (6)
Sunbelt Chlor-Alkali Partnership (2)                             Delaware (6)
Acrol Holdings Limited                                           England
Geon Engineering Vinyls Limited                                  England
Hydro Geon (2)                                                   England (6)
Wilflex Europe Limited                                           England
Regalite Plastics Corporation                                    Massachusetts
Dennis Chemical Urethane Redevelopment                           Missouri
O'Sullivan Plastics Corporation                                  Nevada
Geon Development Inc.                                            Ohio
Polymer Diagnostics Inc.                                         Ohio
SPC Geon PTE LTD. (2)                                            Singapore
Shawnee Holdings, Inc.                                           Virginia
Geon Engineered Films Inc.                                       Virginia
Inversiones The Geon Company de Venezuela C.A.                   Venezuela
Plast-O-Meric, Inc.                                              Wisconsin

NOTES:
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(1) Owned 37.4% by the Company
(2) Owned 50% by the Company.
(3) Owned 24% by the Company
(4) Owned 90% by the Company
(5) Owned 40% by the Company
(6) Partnership